Exhibit 77C - Submission of Matters to a Vote of Security Holders

There was a special meeting of shareholders of Citizens Core Growth Fund, on March 27,
2008. The proposal voted on, and approved, at such meeting was "To approve the reorganization of the Citizens Core Growth Fund with the Sentinel Responsible Investing
(SRI) Core Opportunities Fund in accordance with an Agreement and Plan of
Reorganization and the transactions it contemplates, as described in the enclosed Proxy
Statement".

The vote was:

For:	5,913,251 shares
Against:	2,431,303 shares
Abstain:	178,207 shares

There was also a special meeting of the Institutional Class shareholders of Citizens Value
Fund on February 13, 2008. The proposal voted on, and approved, at such meeting was "
To approve the reorganization of the Citizens Value Fund with the Sentinel Responsible
Investing (SRI) Core Opportunities Fund in accordance with an Agreement and Plan of
Reorganization and the transactions it contemplates, as described in the enclosed Proxy
Statement/Prospectus."

The vote was:

For:	442,065 shares
Against:	0 shares
Abstain:	0 shares

There was also a special meeting of the Standard Class shareholders of Citizens Value
Fund on March 4, 2008. The proposal voted on, and approved, at such meeting was " To approve the reorganization of the Citizens Value Fund with the Sentinel Responsible
Investing (SRI) Core Opportunities Fund in accordance with an Agreement and Plan of
Reorganization and the transactions it contemplates, as described in the enclosed Proxy
Statement/Prospectus."

The vote was:

For:	1,904,306 shares
Against:	83,381 shares
Abstain:	91,788 shares

There was also a special meeting of the shareholders of Citizens Small Cap Core Growth
Fund on March 4, 2008. The proposal voted on, and approved, at such meeting was " To approve the reorganization of the Citizens Small Cap Core Growth Fund with the
Sentinel Responsible Investing (SRI) Emerging Companies Fund in accordance with an
Agreement and Plan of Reorganization and the transactions it contemplates, as described in the enclosed Proxy Statement/Prospectus."

The vote was:

For:	1,492,158 shares
Against:	90,500 shares
Abstain:	80,122 shares

There was also a special meeting of the Standard Class shareholders of Citizens
Emerging Growth Fund on March 4, 2008. The proposal voted on, and approved, at such meeting was "To approve the reorganization of the Citizens Emerging Growth Fund with the Sentinel Responsible Investing (SRI) Emerging Companies Fund in accordance with an Agreement and Plan of Reorganization and the transactions it contemplates, as described in the enclosed Proxy Statement/Prospectus."

The vote was:

For:	4,494,922 shares
Against:	204,954 shares
Abstain:	130,361 shares

There was also a special meeting of the Administrative and Institutional Classes of shareholders of Citizens Emerging Growth Fund on March 4, 2008. The proposal voted on, and approved, at such meeting was "To approve the reorganization of the Citizens
Emerging Growth Fund with the Sentinel Responsible Investing (SRI) Emerging
Companies Fund in accordance with an Agreement and Plan of Reorganization and the transactions it contemplates, as described in the enclosed Proxy Statement/Prospectus."

The vote was:

For:	106,396 shares
Against:	1,860 shares
Abstain:	210 shares